EXHIBIT 99.1

Plug Power Announces 2014 Fourth Quarter and Year-End Results

LATHAM, N.Y., March 17, 2015 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today reports its 2014 fourth quarter and year-end financial results. For the full year of 2014, the Company realized bookings in excess of $150 million, an increase of over $100 million compared to 2013, and shipped 2,644 GenDrive units to material handling customers in North America, of which 2,406 were recognized as revenue. Plug Power achieved $21.5 million total revenue for the fourth quarter of 2014 and $64.2 million for the full year.

Specifically in the fourth quarter, the Company achieved another record quarter for shipments, with a 243% increase compared to the fourth quarter of 2013 to customers including Kroger, Walmart, Newark Farmers Market, and Honda. The Company also reported a gross margin of 18% on its GenDrive product for the fourth quarter, as compared to -7% in the prior year.

Bookings for 2014 were accelerated by the launch of GenKey, a turnkey solution offering GenDrive fuel cells, GenCare service and GenFuel hydrogen making it significantly easier for customers to adopt hydrogen technology. With GenKey, Plug Power announced its largest order ever in 2014; a multi-site contract with Walmart for more than 1,700 GenDrive fuel cell units, GenFuel infrastructure and hydrogen supply and six years of GenCare services.

"These sales and booking results mark 2014 as an inflection point for Plug Power. Our results show that the market for fuel cells is real and commercially viable with enough headroom for Plug Power to continue its growth in 2015 and beyond," said Andy Marsh, CEO at Plug Power. "Walmart has proven to be a tremendously important partner to Plug Power but I'm also very happy with the broad-based market support we saw throughout the year."

Plug Power's GenFuel business was an important focus for the Company during 2014. "Material handling is a great market for our Plug Power products because we're able to create great value for our customers. Critical to our success in material handling has been the ability to deliver hydrogen cost effectively," Marsh said. "Our focus for 2015 is to expand availability of cost-effective hydrogen which I believe will fuel growth in core markets and allow us to grow other markets such as our ReliOn stationary power line."

Plug Power completed construction of 10 GenFuel infrastructure sites, with another two in progress, during the full year of 2014. The Company maintains its 2015 forecast of total sales in excess of $100 million, composed of sales of more than 3,300 GenDrive units and construction of more than 15 GenFuel hydrogen infrastructures. The Company intends to book over $200 million in 2015, approximately 75% coming from repeat customers.

2014 Financial Results

Total revenue for the fourth quarter of 2014 was $21.5 million, comprised of $12.2 million for product revenue, $8.4 million for service revenue and $0.9 million for research and development (R&D) contract revenue. This compares to total revenue of $8.0 million in the fourth quarter of 2013, which was comprised of $5.7 million for product revenue, $2.1 million for service revenue and $0.2 million for R&D contract revenue. This represents overall, a year-over-year increase of 168%, predominantly driven from the Company's new GenKey solution sales.

For the full year of 2014, total revenue was $64.2 million, comprised of $40.5 million for product revenue, $21.8 million for service revenue and $1.9 million for R&D contract revenue. This compares to total revenue of $26.6 million in 2013, which was comprised of $18.4 million for product revenue, $6.7 million for service revenue and $1.5 million for R&D contract revenue. This represents overall, a year-over-year increase of 141%, also predominantly driven from the Company's new GenKey solution sales.

The Company shipped 957 GenDrive units and had GenFuel installation sales associated with eight sites during the fourth quarter of 2014 compared to 279 GenDrive units and no GenFuel installation sales in the fourth quarter of 2013. For the full year of 2014, the Company shipped 2,644 GenDrive units and had GenFuel installation sales associated with 12 sites compared to 918 GenDrive units shipped and no GenFuel installation sales in 2013.

Total cost of revenue for the fourth quarter of 2014 was $23.1 million, comprised of $10.4 million for cost of product revenue, $11.4 million for cost of service revenue and $1.3 million for cost of R&D contract revenue. This compares to total cost of revenue of $11.2 million in the fourth quarter of 2013, which was comprised of $6.1 million for cost of product revenue, $4.5 million for cost of service revenue and $0.6 million for cost of R&D contract revenue. Year over year, this represents a significant improvement in overall net gross margin moving from a margin rate of (39%) in fourth quarter 2013 to a margin rate of (8%) in the fourth quarter 2014. This improvement was driven from the favorable mix with higher product and installation site sales, substantial volume leverage, supply chain cost downs, and continued product design improvements.

For the full year 2014, total cost of revenue was $69.1 million, comprised of $35.3 million for cost of product revenue, $30.6 million for cost of service revenue and $3.2 million for cost of R&D contract revenue. This compares to total cost of revenue of $37.8 million in 2013, which was comprised of $20.4 million for cost of product revenue, $14.9 million for cost of service revenue and $2.5 million for cost of R&D contract revenue. Year over year, this reflects the improvement from a net margin rate of (42%) for 2013 versus a full year rate of (8%) for 2014. The full year results also reflect the favorable mix with higher product and installation site sales, substantial volume leverage, supply chain cost downs, and continued product design improvements.

R&D expenses for the fourth quarter and year ended 2014 were $2.2 million and $6.5 million, respectively. This compares to the fourth quarter and year ended 2013 of $0.8 million and $3.1 million, respectively. The year-over-year increase mainly stems from investments commensurate with the Company's growth as well as incremental costs assumed with the acquisition of ReliOn. The ReliOn acquisition allows Plug Power to expand the Company's fuel cell stack development capabilities.

Selling, general and administrative (SG&A) expenses for the fourth quarter and year ended 2014 were $9.4 million and $26.6 million, respectively. Included in the year ended 2014 SG&A expenses is a $2.4 million charge associated with the Soroof litigation addressed in the third quarter of 2014. This compares to the fourth quarter and year ended 2013 of $4.0 million and $14.6 million, respectively. Excluding the Soroof charge and incremental litigation costs associated with it, year over year increases in SG&A primarily stems from incremental investments commensurate with the Company's growth.

Net loss attributable to common shareholders for the fourth quarter and year ended 2014 was $7.2 million, or $0.04 per share on a basic and diluted basis, and $88.6 million, or $0.56 per share on a basic and diluted basis, respectively. Included in the net loss for the fourth quarter of 2014 was a benefit related to the change in the fair value of previously issued common stock warrants of $6.1 million. Included in the year ended 2014 were charges related to the change in fair value of previously issued common stock warrants of $52.3 million and a $2.4 million charge related to the Soroof litigation. Excluding these items from both periods, adjusted net loss for the fourth quarter and year ended 2014 was $13.3 million, or $0.08 per share on a basic and diluted basis, and $38.8 million, or $0.24 per basic and diluted share.

Net loss for the fourth quarter and year ended 2013 was $28.9 million, or $0.28 per share on a basic and diluted basis, and $62.8 million, or $0.82 per share on a basic and diluted basis, respectively. Included in the net loss for the fourth quarter and year ended 2013 were charges related to the change in fair value of previously issued common stock warrants of $20.9 million and $37.1 million, respectively. Excluding these items from both periods, adjusted net loss for the fourth quarter and year ended 2013 was $8.0 million, or $0.08 per share on a basic and diluted basis, and $25.7 million, or $0.34 per share on a basic and diluted basis, respectively.

Please see the tables at the end of this press release for a reconciliation of net income (loss) to adjusted net loss.

Cash and Liquidity

Net cash used in operating activities for the fourth quarter and full year 2014 was $9.8 million and $40.8 million respectively. Plug Power had cash and cash equivalents of $146.2 million and net working capital of $167.0 million at December 31, 2014. This compares to $5.0 million and $11.1 million, respectively, at December 31, 2013.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the fourth quarter of 2014. Interested parties are invited to listen to the conference call by calling 877-407-8291.

The webcast can be accessed at www.plugpower.com, selecting the conference call link on the home page, or directly at https://event.webcasts.com/starthere.jsp?ei=1054262. A playback of the call will be available online for a period following the event.

About Plug Power Inc.

The powerhouse in hydrogen fuel cell technology, Plug Power is revolutionizing the industry with cost-effective solutions that increase productivity, lower operating costs and reduce carbon footprint. Its signature solution, GenKey, provides an all-inclusive package for customers, incorporating GenFuel hydrogen and fueling infrastructure, GenCare aftermarket service and either GenDrive or ReliOn fuel cell systems. GenDrive, a lead-acid battery replacement, is used in electric lift trucks in high-throughput material handling applications. With more than 6,000 GenDrive units deployed to material handling customers, GenDrive has been proven reliable with over 25 million hours of runtime. And, ReliOn is Plug Power's modular, scalable fuel cell for customers seeking solutions in critical stationary power applications. Plug Power ReliOn customers have installed fuel cells at more than 2,500 customer locations globally. Plug Power manufactures tomorrow's incumbent power solutions today, so customers can POWERAhead. Additional information about the Plug Power brands is available at www.plugpower.com.

Plug Power Inc. Safe Harbor Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("PLUG"), including but not limited to statements about PLUG's forecast of financial performance, order bookings, business model, strategy and growth opportunities. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, ReliOn and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, ReliOn and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission. For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG's public filings with the Securities and Exchange Commission (the "SEC") including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2013. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Plug Power Inc.
Financial Highlights

Balance Sheets (Dollars in thousands):
(unaudited)
	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$ 146,205	$ 5,027
Accounts receivable, net	16,095	4,699
Inventory	24,736	10,406
Prepaid expenses and other current assets	5,710	1,851

Total current assets	192,746	21,983

Restricted cash	500	500
Property, plant and equipment, net	5,312	5,278
Leased property under capital lease, net	1,937	2,453
Note receivable	447	510
Intangible assets, net	1,490	2,902
Other assets	3,449	1,730

Total assets	$ 205,881	$ 35,356

Liabilities, Redeemable Preferred Stock, and Stockholders' Equity
Current liabilities:
Accounts payable	$ 10,185	$ 3,094
Accrued expenses	8,750	3,069
Product warranty reserve	1,311	1,608
Deferred revenue	3,319	1,705
Obligations under capital lease	587	718
Other current liabilities	1,555	679

Total current liabilities	25,707	10,873

Obligations under capital leases	--	587
Deferred revenue	8,501	7,309
Common stock warrant liability	9,418	28,830
Finance obligation	2,426	2,492
Other liabilities	393	766

Total liabilities	46,445	50,857

Redeemable preferred stock	1,153	2,371
Stockholders' equity (deficit)	158,283	(17,872)

Total liabilities, redeemable preferred stock, and stockholders' equity	$ 205,881	$ 35,356

Statements of Operations (Dollars in thousands):	Three months ended December 31,		Twelve months ended December 31,
(unaudited)
	2014	2013	2014	2013
Revenue
Product revenue	$ 12,169	$ 5,659	$ 40,505	$ 18,446
Service revenue	8,411	2,106	21,806	6,659
Research and development contract revenue	874	267	1,919	1,496
Total revenue	21,454	8,032	64,230	26,601

Cost of revenue and expenses
Cost of product revenue	10,384	6,075	35,334	20,414
Cost of service revenue	11,413	4,484	30,556	14,929
Cost of research and development contract revenue	1,315	623	3,202	2,506
Research and development expense	2,174	778	6,468	3,121
Selling, general and administrative expenses	8,775	3,475	21,811	12,325
Legal reserve	--	--	2,400	--
Amortization of intangible assets	608	566	2,391	2,271

Operating loss	(13,215)	(7,969)	(37,932)	(28,965)

Interest and other income	30	67	752	150
Gain on bargain purchase	--	--	1,014	--
Change in fair value of common stock warrant liability	6,111	(20,931)	(52,260)	(37,102)
Interest and other expense	(83)	(44)	(387)	(398)
Gain on sale of equity interest in joint venture	--	--	--	3,235

Loss before income taxes	$ (7,157)	$ (28,877)	$ (88,813)	$ (63,080)

Income tax benefit	--	--	325	410

Net loss attributable to the Company	$ (7,157)	$ (28,877)	$ (88,488)	$ (62,670)

Preferred stock dividends declared	(26)	(52)	(156)	(121)

Net loss attributable to common shareholders	$ (7,183)	$ (28,929)	$ (88,644)	$ (62,791)

Loss per share: Basic and diluted	$ (0.04)	$ (0.28)	$ (0.56)	$ (0.82)

Weighted average number of common shares outstanding	173,144,665	103,476,781	159,228,815	76,436,408

Plug Power Inc.
Reconciliation of Non-GAAP financial measures

Reconciliation of Reported Net gain (loss) to Adjusted Net loss

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Net loss attributable to common shareholders, as reported	$ (7,183)	$ (28,929)	$ (88,644)	$ (62,791)

Change in fair value of common stock warrant liability	6,111	(20,931)	(52,260)	(37,102)
Legal reserve	--	--	2,400	--

Adjusted Net loss	$ (13,294)	$ (7,998)	$ (38,784)	$ (25,689)

Adjusted net loss per share: Basic and diluted	$ (0.08)	$ (0.08)	$ (0.24)	$ (0.34)

Weighted average number of common shares outstanding	173,144,665	103,476,781	159,228,815	76,436,408

Adjusted Net loss and Adjusted loss per share, basic and diluted, excludes the change in fair value of common stock warrant liability.

Reconciliation of Reported Net loss to EBITDAS

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Operating loss, as reported	$ (13,215)	$ (7,969)	$ (37,932)	$ (28,965)

Stock based compensation	1,754	604	4,157	2,181
Depreciation and amortization	1,116	1,041	4,338	4,179

EBITDAS	$ (10,345)	$ (6,324)	$ (29,437)	$ (22,605)

EBITDAS is defined as operating income (loss), as adjusted for depreciation and amortization expense and charges for equity compensation. EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve months ended December 31,
	2014	2013
Cash Flows From Operating Activities:
Net loss attributable to the Company	$ (88,488)	$ (62,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment, and investment in leased property	1,947	1,908
Amortization of intangible asset	2,391	2,271
Stock-based compensation	4,157	2,181
Gain on sale of equity interest in joint venture	--	(3,235)
Gain on bargain purchase	(1,014)	--
Loss on disposal of property, plant and equipment	78	66
Change in fair value of common stock warrant liability	52,260	37,102
Changes in operating assets and liabilities that provide (use) cash:
Accounts receivable	(9,349)	(2,408)
Inventory	(9,168)	(1,856)
Prepaid expenses and other current assets	(7,221)	138
Note receivable	63	61
Accounts payable, accrued expenses, product warranty reserve and other liabilities	10,818	(2,140)
Deferred revenue	2,746	1,702
Net cash used in operating activities	(40,780)	(26,880)

Cash Flows From Investing Activities:
Proceeds from sale of equity interest in joint venture	$ --	$ 3,235
Purchase of property, plant and equipment	(1,413)	(111)
Purchase of ReliOn, net of cash acquired	414	--
Proceeds from disposal of property, plant and equipment	34	84
Net cash (used in) provided by investing activities	(965)	3,208

Cash Flows From Financing Activities:
Change in restricted cash	$ --	$ (500)
Proceeds from exercise of stock options	240	--
Purchase of treasury stock	(603)	--
Proceeds from exercise of warrants	18,340	6,103
Proceeds from issuance of preferred stock	--	2,595
Preferred stock issuance costs	--	(224)
Proceeds from issuance of common stock and warrants	176,700	14,808
Common stock issuance costs	(10,977)	(1,934)
Repayment of borrowings under line of credit	--	(3,381)
Proceeds from finance obligation	--	2,600
Principal payments on obligations under capital lease and finance obligation	(777)	(699)
Net cash provided by financing activities	182,923	19,368

Effect of exchange rate changes on cash	--	(49)
Increase (decrease) in cash and cash equivalents	141,178	(4,353)
Cash and cash equivalents, beginning of period	5,027	9,380

Cash and cash equivalents, end of period	$ 146,205	$ 5,027
CONTACT: Media and Investor Relations Contact:
         Teal Vivacqua
         Plug Power Inc.
         Phone: 518.738.0269